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                                                                    Exhibit 5.01

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH                 WASHINGTON
                            36 SOUTH CHARLES STREET                NEW YORK
                        Baltimore, Maryland 21201-3018           PHILADELPHIA
                                 410-539-2530                       EASTON
                               FAX: 410-539-0489



                                  May 5, 1998

Caliber Learning Network, Inc.
3600 Clipper Mill Road
Suite 300
Baltimore, Maryland  21211

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Caliber Learning Network, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to up to 300,000 shares of the Company's Common Stock, par value $.01 per share, all of which will be newly issued by the Company (the "Shares").

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and, upon sale of such Shares as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ Piper & Marbury L.L.P.